As filed with the Securities and Exchange Commission on April 30, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
__________________

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa                     42-1230603
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)             Identification No.)
__________________

1601 22nd Street
West Des Moines, Iowa 50266
(Address, including zip code, of principal executive offices)
__________________

West Bancorporation, Inc. 2021 Equity Incentive Plan
(Full title of the plan)
__________________

Douglas R. Gulling
Executive Vice President, Treasurer & Chief Financial Officer
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266
(Name and address of agent for service)

(515) 222-2300
(Telephone number, including area code, of agent for service)

With copies of all communications:
Donald L. Norman, Jr., Esq.
Emily N. Henkel, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, no par value per share	625,000	$24.80	$15,500,000	$1,692

(1) Reflects shares of common stock, no par value per share (the “Common Stock”), of West Bancorporation, Inc. (the “Registrant”) issuable pursuant to the West Bancorporation, Inc. 2021 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also registers any additional securities that may become issuable in connection with terms of the Plan that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on April 27, 2021.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

____________________________________

* Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the respective participants in the Plan, as required by Rule 428(b). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 1, 2021;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Commission on April 29, 2021;

(c) The Registrant’s Current Reports on Form 8-K filed on January 28, 2021 (excluding the information furnished under Items 2.02 and 9.01 thereunder) and April 29, 2021 (excluding the information furnished under Items 2.02 and 9.01 thereunder); and

(d) The description of the Registrant’s Common Stock contained in its Form 8-K filed with the Commission on February 28, 2020, including any amendments or reports filed for purpose of updating the description.

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.    Description of Securities.

    Not applicable.

Item 5.    Interests of Named Experts and Counsel.

    Not applicable.

Item 6.    Indemnification of Directors and Officers.

Iowa Law. Under the Iowa Business Corporation Act (“IBCA”), the Registrant must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Registrant against reasonable expenses incurred by the director or officer in connection with the proceeding. The Registrant may indemnify only those directors and officers who have met the relevant standard of conduct under the IBCA, which includes acting in good faith and reasonably believing the conduct in the individual’s official capacity is in the best interests of the Registrant or conduct not in the individual’s official capacity is not against the best interests of the Registrant, and in the case of a criminal proceeding, having no reasonable cause to believe the individual’s conduct was unlawful. The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant (except to the extent of the reasonable expenses incurred by the director or officer in connection with the proceeding) or where the director or officer received a financial benefit to which he or she was not entitled. Additionally, the Registrant may not indemnify an officer in connection with any proceeding for liability arising out of conduct that constitutes an intentional infliction of harm on the Registrant or its shareholders, or an intentional violation of criminal law.

Articles of Incorporation. Under the Restatement of the Restated Articles of Incorporation of West Bancorporation, Inc. (the “Articles of Incorporation”), the Registrant will indemnify and hold harmless any director or officer of the Registrant who was or is a party or is threatened to be made a party, to any suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, to the fullest extent authorized by the IBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment). Such indemnification shall continue as to a person who has ceased to be such a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. No director or officer shall be entitled to indemnification for any proceeding where it is determined by a final judgment that such officer or director was liable for (i) a breach of his or her duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, (iii) a transaction in which such officer or director received an improper personal benefit, or (iv) such other transaction forbidden by the IBCA

    The foregoing description of the Registrant’s Articles of Incorporation is qualified in its entirety by reference to such document, which is listed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021.

Liability Insurance. As permitted by the Registrant’s Articles of Incorporation, the Registrant has also purchased directors’ and officers’ liability insurance to insure its directors and officers against certain liabilities.

Item 7.    Exemption from Registration Claimed.

    Not applicable.

Item 8.    Exhibits.

EXHIBIT INDEX
Exhibit
Number     Description

4.1    Restatement of the Restated Articles of Incorporation of West Bancorporation, Inc. (incorporated herein by reference to Exhibit 3.1 filed with the Form 10-K on March 1, 2017)

4.2    Amended and Restated Bylaws of West Bancorporation, Inc. as of January 23, 2019 (incorporated herein by reference to Exhibit 3.1 filed with the Form 8-K on January 24, 2019)

4.3*    West Bancorporation, Inc. 2021 Equity Incentive Plan

4.4*    Form of West Bancorporation, Inc. 2021 Equity Incentive Plan Restricted Stock Unit Award Agreement (with holding period)

4.5*    Form of West Bancorporation, Inc. 2021 Equity Incentive Plan Restricted Stock Unit Award Agreement (without holding period)

4.6*    Form of West Bancorporation, Inc. 2021 Equity Incentive Plan Performance-Based Restricted Stock Unit Award Agreement

4.7*    Form of West Bancorporation, Inc. 2021 Equity Incentive Plan Cash-Settled Restricted Stock Unit Award Agreement

4.8*    Form of West Bancorporation, Inc. 2021 Equity Incentive Plan Director Restricted Stock Unit Award Agreement

5.1*    Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding legality of shares of West Bancorporation, Inc. common stock

23.1*    Consent of RSM US LLP

23.2*    Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP, special counsel to West Bancorporation, Inc. (included as part of Exhibit 5.1)

24.1*    Power of Attorney (included in the signature page hereto)

*    Filed herewith

Item 9.    Undertakings.

    (a)    The undersigned Registrant hereby undertakes:

        (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)     to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on April 30, 2021.

WEST BANCORPORATION, INC.

By:	/s/ David D. Nelson
Name: David D. Nelson
Title: Chief Executive Officer, Director and President

POWERS OF ATTORNEY

Each of the undersigned officers and directors of West Bancorporation, Inc. hereby constitutes and appoints David D. Nelson and Douglas R. Gulling, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on April 30, 2021.

Signature	Title

/s/ David D. Nelson	Chief Executive Officer, Director and President (Principal Executive Officer)
David D. Nelson

/s/ Douglas R. Gulling	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)
Douglas R. Gulling

/s/ Jane M. Funk	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Jane M. Funk

/s/ James W. Noyce	Chair of the Board
James W. Noyce

/s/ Patrick J. Donovan	Director
Patrick J. Donovan

/s/ Lisa J. Elming	Director
Lisa J. Elming

Signature	Title

/s/ Steven K. Gaer	Director
Steven K. Gaer

/s/ Michael J. Gerdin	Director
Michael J. Gerdin

/s/ Sean P. McMurray	Director
Sean P. McMurray

/s/ George D. Milligan	Director
George D. Milligan

/s/ Steven T. Schuler	Director
Steven T. Schuler

/s/ Therese M. Vaughan	Director
Therese M. Vaughan

/s/ Philip Jason Worth	Director
Philip Jason Worth